                                                                 Exhibit 3.1 (I)

                            ARTICLES OF INCORPORATION

                                       OF

                            LAKE ANDERSON CORPORATION

                                      NAME

            FIRST: The name of this corporation is:

                            LAKE ANDERSON CORPORATION


                                    PURPOSES

            SECOND: a) The specific business in which this corporation is primarily to engage is the real estate development business, including the acquisition, improvement, lease and sale of real estate and other property.

            (b) The purposes for which this corporation is formed are as follows:

                  (1) To acquire by purchase, lease or otherwise, lands and interest in lands and to own, hold, improve, develop and manage any real estate so acquired and to erect or cause to be erected on any land owned, held or occupied by the corporation, buildings of every kind and nature, or other structures with their appurtenances, including parking areas, and to rebuild, enlarge, alter, or improve any building or other structures now or hereafter erected on any lands so owned, held or occupied, and to mortgage, sell, lease, rent or otherwise dispose of or utilize any lands or interests in lands or buildings or other structures, and any shops, suites, offices, industrial buildings, warehouses, rooms or parts of any building or other structure at any time owned or held by the corporation.

                  (2) To acquire by purchase or otherwise, tracts of land suitable for subdivision purposes; to plan and develop subdivisions thereon; to construct streets, sidewalks, sewers and utilities thereon or therein; to erect buildings, garages, factories, commercial offices and industrial buildings of all types; to manage and to operate the same, and to enter into leases and rental agreements theref; to erect or cause to be erected and to manage and operate shopping centers, factories, industrial buildings, warehouses or similar type structures, and to mortgage, sell, lease or otherwise dispose of such properties owned or held by the corporation.

                  (3) To carry on and conduct a general building contracting business, including therein the designing, constructing, enlarging, repairing, removing or otherwise engaging in any work upon buildings of all types and kind and grounds surrounding buildings, and to do all iron, steel, wood, masonry and earth construction and to enter into contracts therefor and to extend and receive any contracts or assignments of contracts therefor or relative thereto and to manufacture, fabricate and furnish building materials and supplies connected therewith.

                  (4) To own, buy, take leases of or otherwise acquire, hold, invest in, use, manage, lease, develop and improve real property and any interests and rights therein; to manage, and to render advisory services with respect to, real estate owned by others, under such contracts or other arrangements, and with such powers, duties and responsibilities, as may be approved by the Board of Directors of the corporation.

                  (5) To buy, hire, or otherwise acquire, hold, own, use, produce, manufacture, sell, assign, transfer, pledge or otherwise dispose of and deal in and with personal property of whatever nature, tangible or intangible, including any and all kinds of machinery, equipment, materials, tools and other goods and chattels, and including franchises, rights, licenses, patents, trademarks, bonds of any government and of any public or private corporation, notes, choses in action and other evidences of indebtedness, shares of the capital stock and obligations of public or private corporations, and options for the purchase of any of the foregoing.

                  (6) To issue shares of the capital stock and/or obligations of the corporation and/or options for the purchase of any thereof in payment for property acquired by the corporation or for services rendered to the corporation or for any other objects in and about its business, and to purchase, hold, sell, transfer, accept as security for loans and deal generally in shares of its capital stock and its obligations in every lawful manner.

                  (7) To acquire the whole or any part of the property, assets, business, good will and rights of any person, firm, association or corporation engaged in any business or enterprise which may lawfully be undertaken by the corporation, and to pay for the same in cash and/or shares of the capital stock and/or obligations of the corporation, or otherwise, and/or by undertaking and assuming the whole or any part of the indebtedness and obligations of the transferor, and to hold or in any manner dispose of the whole or any part of the property and assets so acquired, and to conduct in any lawful manner the whole or any part of the business so acquired and to exercise all the powers necessary or convenient in and about the conduct, management and carrying on of such business.

                  (8) To borrow money and to incur indebtedness, without limit as to the amount, and in excess of the capital stock of the corporation, and to issue bonds, debentures, debenture stock, warrants, notes or other obligations therefor, and to secure the same by any lien, charge, grant, pledge, deed of trust or mortgage of the whole or any part of the real and/or personal property of the corporation, then owned and/or thereafter to be acquired, and/or to issue bonds, debentures, debenture stock, warrants, notes or other obligations without any such security.

                  (9) To draw, make, accept, endorse, guarantee, execute and issue promissory notes, bills of exchange, drafts, warrants of all kinds, obligations and certificates and negotiable or transferable instruments, to loan money to others with or without security, and to guarantee the debts or obligations of others and go security on bonds of others.

                  (10) To promote or to aid in any manner, financially or otherwise, any corporation or association any of whose stock or obligations are held directly or indirectly by the corporation, and for this purpose to enter into plans of reorganization or readjustment and to guarantee the whole or any part of the indebtedness and obligations of any such other corporation or association and the payment of dividends on its stock, and to do any other acts or things designed to protect, preserve, improve or enhance the value of such stocks or obligations.

                  (11) To enter into, make, perform and carry out contracts of every kind for any lawful purpose with any person, firm, association or corporation, one or more.

                  (12) To act as a principal or agent, or to become a general or limited partner or a joint venturer and to enter into agreements of partnership or of joint venture with one or more other persons or corporations for the purpose of carrying on any business whatsoever which this corporation may deem proper or convenient in connection with any of the purposes herein set forth or otherwise, or which may be calculated directly or indirectly to promote the interests of this corporation or to enhance the value of its property or business.

                  (13) To transact business in the State of California or in any jurisdiction of the United States of America or elsewhere in the world.

                  (14) To do any act and transact any business in connection with the foregoing purposes and powers which a copartner or a natural person could do or exercise which now or hereafter may be authorized by law, and to carry on any other lawful business, enterprise, or activity whatsoever which may seem capable of being carried on in connection with the foregoing or calculated directly or indirectly to promote the interests of this corporation, or to enhance the value of its property.

                                PRINCIPAL OFFICE

            THIRD: The County in this State where the principal office for the transaction of the business of the corporation is located is the City and County of San Francisco.


                                    DIRECTORS

            FOURTH: (a) The number of Directors of the corporation shall be not less than eight (8) nor more than eleven (11), the exact number of Directors to be fixed, within such limits, by a By-Law or amendment thereof duly adopted by the shareholders or the Board of Directors.

            (b) The names and addresses of the persons who are appointed to act as the first Directors of the corporation are as follows:

               Name                                  Address

        Malcolm Tuft                         111 Sutter Street
                                             San Francisco, California

        Peter G. Platt                       111 Sutter Street
                                             San Francisco, California

        John W. Larson                       111 Sutter Street
                                             San Francisco, California

        Reverdy Johnson                      111 Sutter Street
                                             San Francisco, California

        Charles Davenport                    111 Sutter Street
                                             San Francisco, California

        John N. Leutza                       111 Sutter Street
                                             San Francisco, California

        Arnold I. Weber                      111 Sutter Street
                                             San Francisco, California

        Duncan E. Haynes                     111 Sutter Street
                                             San Francisco, California

        Melvin R. Goldman                    111 Sutter Street
                                             San Francisco, California

        Joseph M. Livermore                  111 Sutter Street
                                             San Francisco, California

                                AUTHORIZED STOCK

            FIFTH: The corporation is authorized to issue only one class of shares of stock, consisting of five hundred (500) shares of the par value of One Hundred Dollars ($100.00) per share, and of the aggregate par value of Fifty Thousand Dollars ($50,000.00) for all such shares.

            IN WITNESS WHEREOF, for the purpose of forming this corporation under the laws of the State of California, the undersigned, constituting the incorporators of this corporation, including the persons named hereinabove, as the first Directors of this corporation, have executed these Articles of Incorporation this 26th day of June, 1964.

                                                 /s/ Malcolm Tuft
                                                 -------------------------------

                                                 /s/ Peter G. Platt
                                                 -------------------------------

                                                 /s/ John W. Larson
                                                 -------------------------------

                                                 /s/ Reverdy Johnson
                                                 -------------------------------

                                                 /s/ Charles Davenport
                                                 -------------------------------

                                                 /s/ John N. Leutza
                                                 -------------------------------

                                                 /s/ Arnold I. Weber
                                                 -------------------------------

                                                 /s/ Duncan E. Haynes
                                                 -------------------------------

                                                 /s/ Melvin R. Goldman
                                                 -------------------------------

                                                 /s/ Joseph M. Livermore
                                                 -------------------------------

STATE OF CALIFORNIA                 )
                                    )  ss.
City and County of San Francisco    )


            On this 26th day of June, 1964, before me, Maude W. Nash, a Notary Public in and for the City and County of San Francisco, State of California, residing therein, duly commissioned and sworn, personally appeared Malcolm Tuft, Peter G. Platt, John W. Larson, Reverdy Johnson, Charles Davenport, John N. Leutza, Arnold I. Weber, Duncan E. Haynes, Melvin R. Goldman and Joseph M. Livermore, known to me to be the persons whose names are subscribed to the foregoing Articles of Incorporation, and acknowledged to me that they executed the same.

            WITNESS my hand and official seal.

                                        /s/ MAUDE W. NASH          Maude W. Nash
                                        ----------------------------------------
                                                  Notary Public
                                        in and for the City and County of
                                        San Francisco, State of California

                                        My Commission Expires October 14th, 1966

                            CERTIFICATE OF AMENDMENT

                                       OF

                            ARTICLES OF INCORPORATION

WARREN G. HAIGHT and GEORGE YIM certify:

            1. That they are the President and the Secretary, respectively, of LAKE ANDERSON CORPORATION, a California corporation.

            2. That pursuant to section 9 of Article III of the By-laws of said corporation, the Board of Directors thereof is authorized to take action by unanimous written consent without a meeting.

            3. That by unanimous written consent of the Board of Directors of said corporation adopted on October 18, 1971, without a meeting, the following resolution was adopted:

                  "RESOLVED, that Article THIRD of the Articles of Incorporation of this corporation be amended to read as follows:

                        'THIRD: The County in this State where the principal office for the transaction of the business of the corporation is located is the County of Santa Clara.'"

            4. That the shareholder has adopted said amendment by written consent. That the wording of the amended article, as set forth in the shareholder's written consent, is the same as that set forth in the directors' resolution in paragraph 3 above.

            5. That the number of shares represented by written consent is 500. That the total number of shares entitled to vote on or consent to the amendment is 500.

                                                /s/ WARREN G. HAIGHT
                                                --------------------------------
                                                WARREN G. HAIGHT, President


                                                /s/ GEORGE YIM
                                                --------------------------------
                                                GEORGE YIM, Secretary

STATE OF HAWAII                    )
                                   )  ss.
CITY AND COUNTY OF HONOLULU        )

            WARREN G. HAIGHT and GEORGE YIM, being first duly sworn, depose and say: that they have read the foregoing certificate and that the matters set forth therein are true and correct of their own knowledge.

                                                /s/ WARREN G. HAIGHT
                                                --------------------------------
                                                WARREN G. HAIGHT

                                                /s/ GEORGE YIM
                                                --------------------------------
                                                GEORGE YIM

Subscribed and sworn to before me
this 12th day of November, 1971


/s/ LILLIAN T. OASA
---------------------------------
Notary Public, First Circuit,
State of Hawaii

My commission expires: 5/21/74

                            CERTIFICATE OF AMENDMENT

                                       OF

                            ARTICLES OF INCORPORATION

WARREN G. HAIGHT and GEORGE YIM certify:

            1. That they are the President and the Secretary, respectively, of LAKE ANDERSON CORPORATION, a California corporation.

            2. That pursuant to section 9 of Article III of the By-Laws of said corporation, the Board of Directors thereof is authorized to take action by unanimous written consent without a meeting.

            3. That by unanimous written consent of the Board of Directors of said corporation adopted on August 23, 1972, without a meeting, the following resolution was adopted:

                  "RESOLVED, that Article FIRST of the Articles of Incorporation of this corporation be amended to read as follows:

                        'FIRST: The name of this corporation is: OCEANIC CALIFORNIA INC.'"

            4. That the shareholder has adopted said amendment by written consent. That the wording of the amended article, as set forth in the shareholder's written consent, is the same as that set forth in the directors' resolution in paragraph 3 above.

            5. That the number of shares represented by written consent is 500. That the total number of shares entitled to vote on or consent to the amendment is 500.

                                                /s/ WARREN G. HAIGHT
                                                --------------------------------
                                                WARREN G. HAIGHT, President

                                                /s/ GEORGE YIM
                                                --------------------------------
                                                GEORGE YIM, Secretary

STATE OF HAWAII                    )
                                   )  ss.
CITY AND COUNTY OF HONOLULU        )

            WARREN G. HAIGHT and GEORGE YIM, being first duly sworn, depose and say: that they have read the foregoing certificate and that the matters set forth therein are true and correct of their own knowledge.

                                                /s/ WARREN G. HAIGHT
                                                --------------------------------
                                                WARREN G. HAIGHT

                                                /s/ GEORGE YIM
                                                --------------------------------
                                                GEORGE YIM

Subscribed and sworn to before me
this 28 day of August, 1972


/s/ LILLIAN T. OASA
---------------------------------
Notary Public, First Circuit,
State of Hawaii

My commission expires: May 21, 1974

                            CERTIFICATE OF AMENDMENT

                                       OF

                            ARTICLES OF INCORPORATION

RANDOLPH MOORE and PHILIP C. SMITH certify:

      1. That they are the Vice-President and Assistant Secretary, respectively, of OCEANIC CALIFORNIA INC., a California corporation.

      2. That pursuant to Section 9 of Article III of the By-laws of said corporation, the Board of Directors thereof is authorized to take action by unanimous written consent without a meeting.

      3. That by unanimous written consent of the Board of Directors of said corporation on September 7, 1976, without a meeting, the following resolution was adopted:

                  "RESOLVED, that Article THIRD of the Articles of Incorporation of this corporation be amended to read as follows:

                  'THIRD: The County in this State where the principal office for the transaction of the business of the corporation is located is the City and County of San Francisco.'"

      4. That the shareholder has adopted said amendment by written consent. That the wording of the amended article, as set forth in the shareholder's written consent, is the same as that set forth in the directors' resolution in paragraph 3 above.

      5. That the number of shares represented by written consent is 500. That the total number of shares entitled to vote on or consent to the amendment is 500.

                                        /s/ RANDOLPH MOORE
                                        ---------------------------------------
                                        Randolph Moore, Vice-President

                                        /s/ PHILIP C. SMITH
                                        ---------------------------------------
                                        Philip C. Smith, Assistant Secretary

STATE OF CALIFORNIA               )
                                  )  ss:
CITY & COUNTY OF SAN FRANCISCO    )

      RANDOLPH MOORE and PHILIP C. SMITH being first duly sworn, each for himself deposes and says that:

      RANDOLPH MOORE is the Vice-President of the California corporation therein mentioned, and PHILIP C. SMITH is the Assistant Secretary of said corporation; the matters set forth therein are true of his own knowledge and the signatures purporting to be the signatures of said RANDOLPH MOORE and PHILIP C. SMITH thereto are their genuine signatures.

                                          /s/ RANDOLPH MOORE
                                          --------------------------------------
                                          Randolph Moore

                                          /s/ PHILIP C. SMITH
                                          --------------------------------------
                                          Philip C. Smith

      Subscribed and sworn to before me on July 14, 1977.

                                          /s/ ARNETTA L. ALTER
                                          --------------------------------------
                                          Notary Public

                            CERTIFICATE OF AMENDMENT
                          OF ARTICLES OF INCORPORATION
                           OF OCEANIC CALIFORNIA INC.

WARREN G. HAIGHT and GEORGE YIM certify:

      1. That they are the President and the Secretary, respectively, of OCEANIC CALIFORNIA INC., a California corporation.

      2. That pursuant to Section 9 of Article III of the By-Laws of said corporation, the Board of Directors thereof is authorized to take action by unanimous written consent without a meeting.

      3. That by unanimous written consent dated as of June 16, 1980, the Board of Directors, without a meeting, adopted the following resolution:

            RESOLVED, that Article FOURTH of the Articles of Incorporation of this corporation be amended to read as follows:

            "FOURTH: There shall be a Board of Directors of the corporation to consist of not less than five nor more than eight members. Subject to the foregoing limitation, the number of directors shall be fixed each year and the directors shall be elected by the shareholders at their annual meeting, to hold office until the next annual meeting and thereafter until their successors shall be duly elected and qualified, provided that the number may be increased or decreased, and, if increased, the additional directors may be elected by the shareholders at any special meeting duly called and held for the purpose. The By-Laws may provide for the filling of vacancies and temporary vacancies. The directors need not be shareholders of the corporation. The Board of Directors shall have full power to control and direct the business and affairs of the corporation, subject, however, to instructions by the shareholders, and to any limitations which may be set forth in statutory provisions, in these Articles of Incorporation, and in the By-Laws of the corporation. There may be an executive committee of the Board of Directors as provided for in the By-Laws."

      4. That the shareholder has adopted said amendment by written consent. That the wording of the amended article, as set forth in the shareholder's written consent, is the same as that set forth in the directors' resolution in paragraph 3 above.

      5. That the number of shares represented by written consent is 500. That the total number of shares entitled to vote on or consent to the amendment is 500.

                                              /s/ WARREN G. HAIGHT
                                              ----------------------------------
                                              WARREN G. HAIGHT, President

                                              /s/ GEORGE YIM
                                              ----------------------------------
                                              GEORGE YIM, Secretary


                                                                   (Page 1 of 2)

STATE OF HAWAII                  )
                                 )  SS.
CITY AND COUNTY OF HONOLULU      )

      WARREN G. HAIGHT and GEORGE YIM being first duly sworn, depose and say: that they are the President and Secretary, respectively, of the California corporation therein mentioned; that the matters set forth therein are true of their own knowledge, and that the signatures purporting to be the signatures of said WARREN G. HAIGHT and GEORGE YIM thereto are their genuine signatures.

                                               /s/ WARREN G. HAIGHT
                                               ---------------------------------
                                               WARREN G. HAIGHT

                                               /s/ GEORGE YIM
                                               ---------------------------------
                                               GEORGE YIM

Subscribed and sworn to before me
this June 17, 1981


/s/ LILLIAN T. OASA
----------------------------------
Notary Public, State of Hawaii
My commission expires:  May 21, 1982


                                                                   (Page 2 of 2)

                            CERTIFICATE OF AMENDMENT
                                       OF
                            ARTICLES OF INCORPORATION
                                       OF
                             OCEANIC CALIFORNIA INC.
                            a California corporation

GLEN T. HIERLMEIER and J. BRETT TIBBITTS certify that:

            1. That they are the President and Secretary, respectively, of Oceanic California Inc., a California corporation.

            2. Article FIRST of the Articles of Incorporation of this corporation is amended to read as follows:

                  "FIRST: The name of the corporation is:

                        CASTLE & COOKE CALIFORNIA, INC."

            3. The foregoing amendment of Articles of Incorporation has been duly approved by the Board of Directors.

            4. The foregoing amendment of Articles of Incorporation has been approved by the required vote of the shareholders in accordance with Section 902 of the California Corporation Code. The total number of outstanding shares of the corporation is 500. The number of shares voting in favor of the amendment equaled or exceeded the vote required. The percentage vote required was more than 50%.

            We further declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of our own true knowledge.

            Dated as of the 16th day of November, 1990.

                                               /s/ GLEN T. HIERLMEIER
                                               ---------------------------------
                                                   Glen T. Hierlmeier,
                                                   Its President

                                               /s/ J. BRETT TIBBITTS
                                               ---------------------------------
                                                   J. Brett Tibbitts,
                                                   Its Secretary

                            CERTIFICATE OF AMENDMENT
                                       OF
                            ARTICLES OF INCORPORATION
                                       OF
                         CASTLE & COOKE CALIFORNIA, INC.
                            a California corporation

Laura Whitaker and Carol A. Stringer certify that:

1. That they are the Vice President and Assistant Secretary, respectively, of Castle & Cooke California, Inc., a California corporation.

2. Article FIRST of the Articles of Incorporation of this corporation is amended to read as follows:

      "FIRST: The name of the corporation is CALICAHOMES, INC."

3. The foregoing amendment of articles of incorporation has been duly approved by the board of directors.

4. The foregoing amendment of articles of incorporation has been duly approved by the required vote of the shareholders in accordance with Section 902 of the California General Corporation Code. The total number of outstanding shares of the corporation is 500. The number of shares voting in favor of the amendment equaled or exceeded the vote required. The percentage vote required was more than 50%.

We further declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of our own true knowledge.

Dated December 21, 1995.

                                                /s/ LAURA WHITAKER
                                                -------------------------------
                                                    Laura Whitaker
                                                    Its Vice President

                                                /s/ CAROL A. STRINGER
                                                -------------------------------
                                                    Carol A. Stringer
                                                    Its Assistant Secretary